Exhibit 99.1

LifeMD Reports First Quarter 2026 Results

●	First quarter 2026 revenue of $50.2 million and adjusted EBITDA loss of $4.5 million, above and in line, respectively, with the Company’s guidance.
●	Gross margin increased approximately 420 basis points to 88%, versus the first quarter of 2025, reflecting favorable revenue mix and lower fulfillment costs.
●	Record GLP-1 patient sign-ups, with weight management new-patient revenues growing approximately 120% versus the fourth quarter of 2025.
●	657% quarter-over-quarter growth in Women’s Health patient signups with approximately 70% reduction in customer acquisitions costs with scalable unit economics achieved.
●	Exited the quarter with $34.5 million of cash and no debt; affirming full year 2026 guidance for revenue of $220 million to $230 million and adjusted EBITDA of $12 million to $17 million.

Conference call begins at 4:30 p.m. Eastern time today

NEW YORK, May 6, 2026 — LifeMD, Inc. (Nasdaq: LFMD), a leading platform for virtual primary care services, today reported financial results for the first quarter ended March 31, 2026.

Management Commentary

“Q1 was a strong start to 2026. We added more than 42,000 net telehealth subscribers, the largest quarterly net addition in our history. We ended the quarter with over 365,000 subscribers. In weight management, sign-ups increased approximately 120% sequentially from Q4, and we exited the quarter with strong momentum across all of our key growth areas,” said Justin Schreiber, Chairman and CEO of LifeMD.

“LifeMD is no longer just a telehealth company focused on a handful of conditions. We are building what we believe can become one of the most important virtual healthcare platforms in the country — a trusted destination where patients can access care, medications, labs, insurance-supported services, and ongoing clinical support through one connected experience.

“Our platform is uniquely positioned to support both direct-to-consumer self-pay and insurance-covered programs, and we are seeing continued traction with strong unit economics across our insurance-sponsored offerings. As previously guided, we are on track to expand coverage to approximately 230 million lives this month and believe our benefits infrastructure will be a key driver of long-term growth.

“At the same time, our women’s health business delivered exceptional performance in the quarter, with strong retention and improved customer acquisition costs supporting scalable, high-quality growth. Looking ahead, we are energized by the momentum across the business, with multiple strategic partnerships and new product launches in men’s and women’s health expected in the coming months, positioning us to drive continued top-line growth and profitability throughout the year,” concluded Mr. Schreiber.

“The first quarter played out largely as we expected: strong subscriber momentum, following a planned step-up in patient acquisition spend, and the early benefits of platform efficiency beginning to show in our gross margin,” said Atul Kavthekar, Chief Financial Officer of LifeMD. “Revenue for the first quarter was $50.2 million, exceeding our guidance range of $48 million to $49 million, with nearly all revenue derived from recurring subscriptions. The number of active subscribers increased approximately 26% year-over-year to over 365,000 at quarter end, with over 42,000 net adds in Q1, the largest quarterly net addition in our history. We exited the quarter with $34.5 million in cash, no debt, and a $30 million undrawn revolving credit facility that we put in place at the start of the year. Our balance sheet remains a strategic asset, providing ample flexibility to fund our expanding growth initiatives.”

First Quarter 2026 Financial Highlights

All comparisons are with the first quarter of 2025 on a continuing operations basis (excluding WorkSimpli, which was divested on November 4, 2025, and is reported as discontinued operations for all periods presented). Non-GAAP financial measures referenced below are defined and reconciled to the most directly comparable GAAP measures at the end of this press release.

●	Total revenue was $50.2 million compared with $50.9 million in the prior-year period.
●	The majority of revenue was derived from recurring subscriptions.
●	At quarter end, the number of Weight Management program subscribers was just under 100,000.
●	The number of active telehealth subscribers increased 26% to approximately 365,000.
●	Gross profit increased 3% to $44.2 million; gross margin expanded to 88%, compared to 84% in the prior-year period, primarily due to product mix.
●	Selling and marketing expenses increased 34% to $29.9 million, reflecting strategic, front-loaded patient acquisition investments to drive accelerated growth in subsequent quarters.
●	GAAP net loss from continuing operations attributable to common stockholders was $9.6 million, or $0.20 per share, compared with a GAAP net loss from continuing operations attributable to common stockholders of $2.4 million, or $0.06 per share, in the prior-year period.
●	Adjusted EBITDA loss was $4.5 million, compared with adjusted EBITDA of $3.7 million in the prior-year period, primarily reflecting the planned opportunistic increase in patient acquisition spend during the quarter.
●	Cash totaled $34.5 million as of March 31, 2026, and the Company had no debt at quarter end.

First Quarter Key Performance Metrics

($ in 000s)	Three Months Ended March 31,		Y-o-Y
Key Performance Metrics	2026	2025	% Growth

Revenue	$50,163	$50,888	-1%

Adjusted EBITDA	$(4,458)	$3,737	-219%

Active Subscribers	365,004	290,660	26%

Financial Guidance

For the second quarter of 2026, the Company expects:

●	Revenue in the range of $47 million to $50 million.
●	Adjusted EBITDA of negative $2 million to positive $1 million as we continue to realize efficiencies and cost savings in our business.

For the full year 2026, the Company affirms its previously issued guidance:

●	Revenue in the range of $220 million to $230 million, representing 13% to 19% year-over-year growth. Annualized run-rate revenue is expected to exceed $250 million by Q4 2026, driven by GLP-1 and women’s health momentum.
●	Adjusted EBITDA in the range of $12 million to $17 million. Annualized run-rate adjusted EBITDA expected to exceed $25 million by Q4 2026, with substantial second-half accretion as weight management and women’s health investments mature.

Conference Call

LifeMD’s management will host a conference call today at 4:30 p.m. Eastern time to discuss the Company’s financial results and outlook, and answer questions. Details for the call are as follows:

Toll-free dial-in number:	877-270-2148
International dial-in number:	412-902-6510
Conference ID:	LIFEMD

A live and archived webcast will be available in the Investors section of the Company’s website at ir.lifemd.com.

About LifeMD, Inc.

LifeMD® is a leading provider of virtual primary care. LifeMD offers telemedicine, access to laboratory and pharmacy services, and specialized treatment across more than 200 conditions, including primary care, men’s and women’s health, weight management, and hormone therapy. The Company leverages a vertically integrated, proprietary digital care platform, a 50-state affiliated medical group, a state-of-the-art affiliated pharmacy, and a U.S.-based patient care center to increase access to high-quality and affordable care. For more information, please visit LifeMD.com.

Cautionary Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended; Section 21E of the Securities Exchange Act of 1934, as amended; and the safe harbor provision of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release may be identified by the use of words such as: “believe,” “expect,” “anticipate,” “project,” “should,” “plan,” “will,” “may,” “intend,” “estimate,” predict,” “continue,” and “potential,” or, in each case, their negative or other variations or comparable terminology referencing future periods. Examples of forward-looking statements include, but are not limited to, statements regarding our financial outlook and guidance, short and long-term business performance and operations, future revenues and earnings, regulatory developments, legal events or outcomes, ability to comply with complex and evolving regulations, market conditions and trends, new or expanded products and offerings, growth strategies, underlying assumptions, and the effects of any of the foregoing on our future results of operations or financial condition.

Forward-looking statements are not historical facts and are not assurances of future performance. Rather, these statements are based on our current expectations, beliefs, and assumptions regarding future plans and strategies, projections, anticipated and unanticipated events and trends, the economy, and other future conditions, including the impact of any of the aforementioned on our future business. As forward-looking statements relate to the future, they are subject to inherent risk, uncertainties, and changes in circumstances and assumptions that are difficult to predict, including some of which are out of our control. Consequently, our actual results, performance, and financial condition may differ materially from those indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, “Risk Factors” identified in our filings with the Securities and Exchange Commission, including, but not limited to, our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any amendments thereto. Even if our actual results, performance, or financial condition are consistent with forward-looking statements contained in such filings, they may not be indicative of our actual results, performance, or financial condition in subsequent periods.

Any forward-looking statement made in the news release is based on information currently available to us as of the date on which this release is made. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required under applicable law or regulation.

Investor Contact

ir@lifemd.com

Media Contact

press@lifemd.com

Tables to Follow

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LIFEMD, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS

Current Assets
Cash	$34,478,137	$36,786,318
Accounts receivable	9,855,117	9,305,277
Product deposit	331,525	320,217
Inventory, net	3,177,136	2,773,576
Other current assets	3,855,131	2,646,077
Total Current Assets	51,697,046	51,831,465

Non-current Assets
Equipment, net	2,260,437	2,444,717
Right of use assets, net	5,055,090	5,267,857
Capitalized software, net	10,881,678	10,604,946
Intangible assets, net	230,417	262,334
Total Non-current Assets	18,427,622	18,579,854

Total Assets	$70,124,668	$70,411,319

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$21,653,122	$14,149,154
Accrued expenses	15,244,963	15,974,016
Current operating lease liabilities	670,825	642,422
Deferred revenue	12,016,840	10,807,773
Total Current Liabilities	49,585,750	41,573,365

Long-term Liabilities
Non-current operating lease liabilities	5,502,072	5,681,374
Total Liabilities	55,087,822	47,254,739

Commitments and Contingencies
Stockholders’ Equity
Series A Preferred Stock, $0.0001 par value; 1,610,000 shares authorized, 1,400,000 shares issued and outstanding as of March 31, 2026 and December 31, 2025	140	140
Common Stock, $0.01 par value; 100,000,000 shares authorized, 47,632,707 and 46,760,016 shares issued, 47,529,667 and 46,656,976 outstanding as of March 31, 2026 and December 31, 2025, respectively	476,327	467,600
Additional paid-in capital	252,976,314	251,455,616
Accumulated deficit	(238,252,234)	(228,603,075)
Treasury stock, 103,040 shares, at cost, as of March 31, 2026 and December 31, 2025	(163,701)	(163,701)
Total LifeMD, Inc. Stockholders’ Equity	15,036,846	23,156,580
Total Liabilities and Stockholders’ Equity	$70,124,668	$70,411,319

LIFEMD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Telehealth revenue, net	$50,162,956	$50,887,899
Cost of telehealth revenue	5,925,499	8,136,462
Gross profit	44,237,457	42,751,437

Expenses
Selling and marketing expenses	29,874,860	22,272,924
General and administrative expenses	15,176,355	14,340,151
Other operating expenses	3,179,946	2,389,536
Customer service expenses	3,139,305	3,071,494
Development costs	1,796,063	1,859,049
Total expenses	53,166,529	43,933,154

Operating loss from continuing operations	(8,929,072)	(1,181,717)

Interest income (expense), net	56,476	(463,638)
Loss from continuing operations before income taxes	(8,872,596)	(1,645,355)

Income tax provision	-	-
Net loss from continuing operations	(8,872,596)	(1,645,355)

Net income from discontinued operations	-	1,993,422
Net (loss) income	(8,872,596)	348,067

Net income attributable to noncontrolling interests of discontinued operations	-	531,845

Net loss attributable to LifeMD, Inc.	(8,872,596)	(183,778)

Preferred stock dividends	(776,563)	(776,563)

Net loss attributable to LifeMD, Inc. common stockholders	$(9,649,159)	$(960,341)

Basic (loss) earnings per share attributable to LifeMD, Inc. common stockholders
Continuing operations	$(0.20)	$(0.06)
Discontinued operations	-	0.03
Basic loss per share	$(0.20)	$(0.02)

Diluted (loss) earnings per share attributable to LifeMD, Inc. common stockholders
Continuing operations	$(0.20)	$(0.06)
Discontinued operations	-	0.03
Diluted loss per share	$(0.20)	$(0.02)

Weighted average number of common shares outstanding:
Basic	47,336,060	43,135,778
Diluted	47,336,060	43,135,778

LIFEMD, INC.

 CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(8,872,596)	$348,067
Less: Net income from discontinued operations	-	1,993,422
Net loss from continuing operations	(8,872,596)	(1,645,355)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Amortization of debt discount	-	100,444
Amortization of capitalized software	1,674,852	1,529,380
Amortization of intangibles	31,917	6,667
Depreciation of fixed assets	289,458	155,361
Noncash operating lease expense	212,767	269,888
Stock compensation expense	1,448,905	2,548,528

Changes in Assets and Liabilities
Accounts receivable	(549,840)	(459,948)
Product deposit	(11,308)	(151,077)
Inventory	(403,560)	(170,339)
Other current assets	(1,209,054)	302,221
Operating lease liabilities	(150,899)	(79,799)
Deferred revenue	1,209,067	197,334
Accounts payable	7,503,968	(85,373)
Accrued expenses	(729,053)	(2,259,106)
Net cash provided by operating activities of continuing operations	444,624	258,826
Net cash provided by operating activities of discontinued operations	-	2,809,561
Net cash provided by operating activities	444,624	3,068,387

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for capitalized software costs	(1,951,584)	(1,886,815)
Purchase of equipment	(105,178)	(117,545)
Net cash used in investing activities of continuing operations	(2,056,762)	(2,004,360)
Net cash used in investing activities of discontinued operations	-	(862,978)
Net cash used in investing activities	(2,056,762)	(2,867,338)

CASH FLOWS FROM FINANCING ACTIVITIES
Preferred stock dividends	(776,563)	(776,563)
Cash proceeds from exercise of options	80,520	-
Net cash used in financing activities of continuing operations	(696,043)	(776,563)
Net cash used in financing activities of discontinued operations	-	(36,000)
Net cash used in financing activities	(696,043)	(812,563)

Net decrease in cash	(2,308,181)	(611,514)
Cash at beginning of period	36,786,318	35,004,924
Cash at end of year	34,478,137	34,393,410
Less: Cash of discontinued operations at end of year	-	2,441,699
Cash of continuing operations at end of year	$34,478,137	$31,951,711

Cash paid for interest and taxes
Cash paid during the period for interest	$-	$593,750
Cash paid during the period for taxes	$-	$22,696

Non-cash investing and financing activities
Cashless exercise of options	$-	$561

About the Use of Non-GAAP Financial Measures

To supplement our financial information presented in accordance with GAAP, we use adjusted EBITDA as a non-GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of this financial measure enhances an investor’s understanding of our financial performance. We further believe that this financial measure is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors.

Adjusted EBITDA is defined as net loss attributable to LifeMD, Inc. common stockholders before interest, taxes, depreciation, amortization, extraordinary litigation costs, severance and restructuring costs, acquisition expenses, insurance acceptance readiness expenses, preferred stock dividends, stock-based compensation expense, net income from discontinued operations and net income attributable to noncontrolling interests of discontinued operations. We have provided below a reconciliation of adjusted EBITDA to net loss attributable to LifeMD, Inc. common stockholders, its most directly comparable GAAP financial measure.

We believe the above financial measure is commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss per share, operating loss or any other performance measures derived in accordance with GAAP as measures of performance.

Reconciliation of Net Loss Attributable to LifeMD, Inc. Common Stockholders to Adjusted EBITDA

(in whole numbers, unaudited)

	Three Months Ended March 31,
	2026	2025
Net loss attributable to LifeMD, Inc. common stockholders	$(9,649,159)	$(960,341)

Interest (income) expense (excluding amortization of debt discount)	(56,476)	363,194
Depreciation and amortization expense	1,996,227	1,691,408
Amortization of debt discount	-	100,444
Litigation costs (a)	661,575	253,197
Severance and restructuring costs	363,885	76,882
Acquisitions expenses	-	208,500
Insurance acceptance readiness	-	140,360
Preferred stock dividends	776,563	776,563
Stock compensation expense	1,448,905	2,548,528
Net income from discontinued operations	-	(1,993,422)
Net income attributable to noncontrolling interests of discontinued operations	-	531,845

Adjusted EBITDA	$(4,458,480)	$3,737,158

(a) For the three months ended March 31, 2026, the Company included costs related to: (1) a class action complaint captioned Johnston v. LifeMD, Inc., et al., against the Company and certain executive officers alleging: (i) violations of Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder by all defendants for making false and misleading statements; and (ii) violations of Section 20(a) of the Securities Exchange Act of 1934, as amended, by the individual officer defendants for violating their duty to disseminate accurate and truthful information, and (2) a heavily negotiated executive separation agreement. For the three months ended March 31, 2025, the Company included litigation costs related to a heavily negotiated executive separation agreement.

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